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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2001 relating to the consolidated financial statements, which appears in Internet Pictures Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers  LLP

Atlanta, Georgia
January 16, 2002